EXHIBIT  2.1

                     SHARE EXCHANGE & ACQUISITION AGREEMENT

     THIS AGREEMENT, made and entered into this 4th day of October, 2002, by and between KLEER-VU INDUSTRIES, INC. (hereinafter referred to as "KVI"), a Delaware corporation, (hereinafter referred to as the "Purchaser") and CALYPSO WIRELESS, INC., a privately held Florida corporation and its wholly-owned subsidiary, INDUSTRIA DE TELECOMUNICACIONES AMERICANAS ATEL, S.A. (AMERICAN TELECOM INDUSTRIES ATEL, S.A.) A REPUBLIC OF COSTA RICA corporation (hereinafter referred to as "Company") and the individuals listed on Exhibit "A", attached hereto and specifically incorporated herein by this reference (the "Company Shareholders").

WITNESSETH

     WHEREAS, KVI, desires to acquire all of the issued and outstanding capital stock of the Company, and

     WHEREAS, the Company Shareholders are the holders of all of the Company's capital stock outstanding and they desire to transfer the same to KVI in exchange for such consideration as it set forth herein, and

     WHEREAS, it is the intention of the parties to this Agreement that the transactions evidenced hereby qualify as a reorganization pursuant to such sections of the Internal Revenue Code of 1954, as amended (the "Code"), as are applicable, including, without limitation, Section 368(a)(1)(b) thereof, and that there not be a taxable gain or loss recognized by KVI, Company or the Company Shareholders upon consummation of the transactions evidenced hereby, and

     WHEREAS, the transactions evidenced hereby are to be submitted for approval at a special meeting of the Board of Directors of KVI and Company and by the Company Shareholders by unanimous consent, dated on even date herewith;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants, terms and conditions set forth herein, and such other and further consideration, the receipt and sufficiency of which is hereby acknowledged, this Agreement is adopted as a reorganization pursuant to the Code and THE PARTIES AGREE AS FOLLOWS:

ARTICLE I

REPRESENTATIONS AND WARRANTIES OF KVI

KVI represents and warrants to Company and the Company Shareholders as follows:

     1.1 KVI Profile. KVI is currently conducting, and has not engaged in business operations which generated revenues and have not conducted business operations other than those described herein. Other than the costs associated with the transaction proposed herein, KVI has no liabilities of any nature, whether accrued, absolute, contingent, known or otherwise, except as described in its financial statements. KVI has no assets except as disclosed on its audited financial statements.

     1.2 Financial Statements. KVI has delivered a copy of its audited financial statements dated, and for the period ended December 31, 2001, together with all notes thereto. The financial statement was prepared in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis, which financial statements contain a Balance Sheet, a Statement of Operations, a Statement of Stockholder's Equity, and a Statement of Cash Flows for the year ended December 31, 2001.

     1.3 Employment Agreements; Benefit Plans. There is not currently any employment or severance agreement to which KVI was or is subject, or by which it was or is bound. Further, no such agreement will arise in the future as a result of acts which have occurred previous to or concurrent with, the date hereof. Further, KVI is not subject to, nor has it established, a benefit plan, whether pursuant to the Code or otherwise, other than disclosed in KVI's Prospectus. No shares of common stock, options to acquire common stock or other benefits have been issued under, or pursuant to, any such plan or arrangement.

     1.4 Permits and Licenses. The business of KVI has complied and currently complies in all material respects with all applicable laws and regulations. Further, the business of KVI does not currently require, and has not in the past required, application to procure any license, permit, franchise, order or approval.

     1.5 Litigation. There is no litigation or proceeding pending or threatened against or relating to KVI or its business.

     1.6 Contracts, Agreements and Leases. Other than its agreement with its legal counsel, auditor, and transfer agent, KVI is not a party to any contracts, agreements, permits, licenses, plans, leases or similar arrangements. The obligations of KVI owed to its legal counsel and transfer agent will be paid in full through closing by KVI, without exception.

     1.7 Principal Shareholders. KVI's majority shareholder, Patrick Lannen, owns 58.53% of its currently issued and outstanding shares. 10,000,000 shares of common stock will be issued to various investors and professionals for services provided as a part of this agreement. The shareholder list delivered to Company is accurate and complete as of the Closing Date herein.

     1.8 Authorization. KVI has duly taken all corporate action necessary to authorize the execution and delivery of this Agreement, the consummation of the transactions evidenced hereby and the performance of its obligations hereunder.

     1.9 Enforceable Obligations. This Agreement is a legal and binding obligation of KVI, enforceable in accordance with the terms hereof, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general equitable principles.

     1.10 No  Conflicts  or  Consents. The execution and delivery by KVI of this

          Agreement and the performance of its obligations have not conflicted and will not conflict with any provision of law, statute, rule or regulation or any judgment applicable to or binding upon KVI, nor will it result in the creation of any lien, charge or encumbrance. No consent, approval, authorization or order of any court or governmental authority or third party has been or is required in connection with execution and delivery by KVI of this Agreement or the consummation of the transactions evidenced hereby. Neither the execution nor the consummation of this Agreement in accordance with the terms and conditions set forth herein has conflicted or will conflict with or constitute a default under or a breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time could or would constitute a default under the Articles of Incorporation or bylaws of KVI.

     1.11 Organization and Good Standing. KVI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers required to carry on its business and enter into and carry out the transactions evidenced herein. KVI is qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the character of the properties owned or held by it or the nature of the business transacted makes such qualification necessary. As of the closing date hereof, KVI will not have any subsidiaries or interests in any corporation, partnership, limited partnership or other business entity.

     1.12 Capitalization. As of the date hereof, Prior to execution of this Agreement, the authorized capital stock of KVI consists of 200,000,000 shares of common stock, $.10 par value, of which 136,251 of such shares are issued and outstanding, and 1,000,000 shares of preferred stock, $10 par value, for which 45,000 shares are issued or otherwise outstanding. Further, KVI has no other outstanding rights, options, warrants, contracts, commitments or demands of any character which would require the issuance (or transfer out of treasury), by KVI of any shares of its capital stock. All outstanding securities were issued in accordance with applicable federal and state securities laws or exemptions there from.

     1.13 Tax Filings. All tax reports of KVI has been filed as due and no filings are delinquent. Further, no state of facts exists or has existed which would constitute grounds for the assessment of any tax liability.

     1.14 Compliance With Law. KVI is in compliance will all laws, regulations and orders applicable to its business, including but not limited to, all applicable laws, rules and regulations of the U.S. Securities and Exchange Commission and all applicable state departments.

     1.15 Disclosure. No representations or warranties by KVI in this Agreement and no statement contained in any document (including, without limitation, financial statements), certificate or other writing furnished or to be furnished by KVI to Company or the Company Shareholder pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contained or will contain any untrue statement of material facts or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There are no facts known to KVI which, either individually or in the aggregate, could or would materially and adversely affect or involve any substantial possibility of having a material and adverse effect on the condition (financial or otherwise), result of operations, assets, liabilities or business or KVI.

     1.16 Execution. The execution and delivery by KVI of this Agreement and the performance of its obligations have not conflicted and will not conflict with any provisions of law, statute, rule or regulation or any judgment applicable to or binding upon KVI, nor will it result in the creation of any lien, charge or encumbrance. No consent, approval, authorization or order of any court or governmental authority or third party has been or is required in connection with transactions evidenced hereby. Neither the execution nor the consummation of this Agreement in accordance with the terms and conditions set forth herein, has conflicted or will conflict with or constitute a default under or a breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time could or would constitute a default under the Articles of Incorporation, as amended, or bylaws of KVI.



ARTICLE II

REPRESENTATION  AND  WARRANTIES
OF COMPANY AND THE COMPANY SHAREHOLDERS

Company and the Company Shareholders represent and warrant to KVI as follows:

     2.1 Organization and Good Standing. Company and its wholly owned subsidiaries (herein referred to collectively as "Company") are corporations duly organized, validly existing and in good standing under the laws of the State of Florida and have all corporate powers required to carry on its business. Company is qualified to do business and is in good standing as a foreign corporation in all jurisdictions wherein the character of its properties or the nature of its business makes such qualifications necessary.

     2.2 Authorization. The Company Shareholders have duly taken all action necessary to authorize the execution and delivery of this Agreement and to authorize the consummation of the transactions evidenced hereby and the performance of their obligations and the obligations of Company hereunder.

     2.3 No Conflicts or Consents. The execution and delivery by the Company Shareholders of this Agreement and their performance of those obligations set forth herein have not conflicted and will not conflict with any provision of law, stature, rule or regulation or of any agreement or judgment applicable to or binding upon them or Company, or result in the creation of any lien, charge or encumbrance upon any of their assets or properties, or upon those of Company. No consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Company, or by the Company Shareholders, of this Agreement or the consummation of the transaction evidenced hereby.

          Neither the execution of this Agreement nor its consummation in accordance with its terms has conflicted or will conflict with or constitute a default under or breach or violation or grounds for termination of or an event which with the lapse of time or notice and the lapse of time would or could constitute a default under any note, indenture, mortgage, deed of trust or other agreement or instrument to which Company or the Company Shareholders are a party or by which either or all of them are bound.

     2.4 Enforceable Obligations. This Agreement is a legal and binding obligation of Company and the Company Shareholders, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditor's rights and general equitable principles.

     2.5 Capitalization. The authorized capital stock of Company consists of (870,000,000) shares of common stock at $0.0001 par value per share, of which (308,347,681) are issued in outstanding and fully paid for and nonassessable and (5,800,000) preferred shares of which no shares are issued and outstanding. Company has no outstanding rights, options, warrants, contracts, commitments or demands of any character which would require the issuance (or transfer out of treasury), by Company of any shares of its capital stock. All outstanding securities were issued in accordance with applicable federal and state securities laws or exemptions there from.

     2.6 Financial Statements. Company has provided KVI with audited consolidated financial statements for the period ended December 31, 2001 and for the period ended July 31, 2002, together with all notes thereto, prepared in reasonable detail in accordance with generally accepted accounting principles applied on a consistent basis, to KVI within 60 days of Closing Date.

     2.7 Other Information and Inspections. Company has made available for inspection and copying all books and records of Company and has fully and completely furnished to KVI such information as has been requested.

     2.8 Disclosure. No representations or warranties by Company or the Company Shareholders in this Agreement and not statement contained in any document, certified or other writing furnished or to be furnished by Company or the Company Shareholders to KVI pursuant to the provisions hereof, or in connection with the transaction contemplated hereby, contained or will contain any untrue statements of material facts or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE  III

CLOSING AND EXCHANGE OR SHARES

          3.1 Terms of the Exchange. On the Closing Date, or such date as stated below:

               (a) On or before ten (10) days after the Closing Date, KVI shall cause to be issued to the Company Shareholders, in an acceptable form, share certificates equal to 90,000,000 shares of Kleer-Vu Industries, Inc. (KVI), of its $.10 par value (the "Exchange Shares"), free and clear of all mortgages, pledges, claims, liens and other rights and encumbrances whatsoever, except as disclosed in 3.1(b), below.

               (b) The Exchange Shares shall not be subject to any preemptive rights, options or similar rights on the part of any shareholder or creditor of KVI, or any other person whatever.

               (c) The Company Shareholders shall in consideration for their receipt of the Exchange Shares, transfer and deliver to KVI certificates representing all of the issued and outstanding Company Shares owned by them. KVI shall receive good and merchantable title to the Company Shares, which shall be transferred to KVI free and clear of all liens, mortgages, pledges, claims or other rights or encumbrances whatever.

     3.2 Restricting of Transfer. The Exchange Shares, when issued and delivered hereunder, will not be registered under the Securities Act of 1933, as amended, nor will the Company Shareholders be granted and registration rights under such Act as to such shares. The Company
          Shareholders shall execute and deliver to KVI an investment letter satisfactory in form and substance to KVI's counsel which states, among other things, that the Exchange Shares have been acquired for investment and with no present intent to make any resale, assignment, transfer or hypothecation of all or any part thereof and that the certificates representing the Exchange Shares will bear a restrictive legend which states in effect that such shares have not been registered under the Securities Act of 1933, as amended, and consequently may not be resold, assigned, transferred or hypothecated unless registered under such Act or, in the opinion of KVI's counsel, an exemption from the registration requirements of such Act is available for any such transaction.

     3.3 Change in Capitalization of KVI. If, between the date of the most recent financial statements of KVI delivered to Company and the Company Shareholders and the Closing Date, the outstanding shares of the capital stock of KVI are found to have been increased, decreased, changed into or exchange for a different number or kind of said shares or securities of KVI through reorganization, reclassification, stock dividend stock split, reverse stock split or similar change in the capitalization of KVI and such has not been disclosed to the Company Shareholders hereunder, KVI as the election of the Company Shareholders, shall issue and deliver to the Company Shareholders such number of KVI shares as will reflect an equitable adjustment of KVI shares specified in Paragraph 1 of this Article III on account of any such increase, decrease, change or exchange. In the event of any such change in the capitalization of KVI, all references to the shares herein shall refer to the number of KVI shares as thus adjusted.

     3.4 Closing Date/Effective Date. The Closing Date of the transactions contemplated hereby shall be October 4, 2002, or such later date as the parties may so choose thereafter. All representations of the parties shall survive the closing and the representations and warranties shall be made as in effect on the Closing Date.

     The Effective date shall be the date in which all of the certificates necessary to effectuate this transaction have been duly issued by the respective party and all other matters relevant to the closing of the transaction contemplated herein have been accomplished.

          3.5  Closing  Documents.

               A.   To  Be  Delivered  by  KVI:

                    (1) Certificates representing 90,000,000 shares of "restricted" common stock will be issued to the Company Shareholders, subject to 3.1 (b);

                    (2) Certified copy of minutes of shareholders and directors, authorizing this transaction;

                    (3) Certificate of Good Standing from the state of Delaware.

               B.   To  Be  Delivered  by  Company  or  Company  Shareholders:

                    (1) Certificates representing all shares of Company, together with an assignment of said shares, separate from said Certificates;

                    (2) Certified copy of minutes of shareholders and directors of Company, authorizing this transaction;

                    (3)  Certificate of Good Standing from the state of Florida;

                    (4)  Articles  of  Incorporation  of  Company;

                    (5)  By-laws  of  Company.

ARTICLE  IV

COVENANTS OF COMPANY AND THE COMPANY SHAREHOLDERS

     Company and insofar as they have the power to direct Company by ownership of voting securities or otherwise, the Company Shareholders (Company and the Company Shareholders being collectively referred to below as the "Company Parties"), covenant and agree that, prior to the Effective date

     4.1 Effectuation of this Agreement. The Company Parties will use their best efforts to cause this Agreement to become effective, and all transaction herein contemplated to be consummated, in accordance with their terms, to obtain all required consents and authorization of the Company Parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement, and to comply with all federal and state securities laws and other laws as may be applicable to the contemplated transactions.

     4.2 Transactions. The Company Parties will carry on Company's business diligently and substantially in the same manner as heretofore conducted and will not enter into any transactions which are not in the ordinary course of Company's business, or which would singly or in the aggregate be materially adverse to Company's business, prospects or financial condition, taken as a whole, or which had not been previously disclosed to KVI.

     4.3  Conduct  of  Business.

          (a) The Company Parties will not (i) permit or do or cause to be done anything which Company has represented in Article II not to have been done, except as otherwise permitted in this Agreement or consented to by KVI in advance and in writing; (ii) make or permit any amendment to Company's Articles of Incorporation or bylaws; (iii) cause or permit to be declared or paid any dividend, stock split, combination (reverse split) or other recapitalization or distribution in respect of Company's common stock, nor cause or permit the issuance of any additional shares of Company's common stock; (iv) permit the increase of compensation of any type to any director or officer or other employee of Company; (v) to the best ability of the Company Parties, permit or do any act or omission to act the effect of which would be to breach or violate any contract or commitment to which Company is a party; (vi) to the best ability of the Company Parties, permit or cause the waiver of the provisions of any statute of limitations applicable to the levy or assessment of any federal, state, municipal or foreign taxes payable by Company; or (vii) organize any subsidiary of Company, or acquire or permit the acquisition of any equity interest in any other business or entity, with the exception of those proposed transactions presently in negotiations and disclosed herein in Exhibit "C" (Company Business Plan).

          (b) To the best of their ability, the Company Parties will: (I) maintain Company's books, accounts, and records that are now being maintained, on a consistent basis; (ii) maintain Company's properties in good repair; (iii) comply with and not violate any law, rule, regulation, or ordinance whatever applicable to Company or its business or any license or permit issued by the State of Florida, including timely filing of corporate reports and current payment of all taxes now and hereafter due and owing.

     4.4 Issuance of Additional Securities. Company shall not issue or permit the issuance of any common stock of Company or of any warrant, option or other right to subscribe for or acquire common stock or any other securities whatever of Company, nor shall any stock option or stock purchase plan, incentive stock option plan or similar plan be adopted whereby persons could acquire securities of Company, or any option or similar right to acquire such securities.

     4.5 Access. The Company Parties agree that they will allow KVI directors, officers, accountants, attorneys and other representatives full access, during normal business hours throughout the term or applicability of this Agreement, to all information whatever concerning Company's respective affairs, operations and properties as KVI may reasonably request. All information provided shall be furnished strictly subject to the confidentiality provisions of this

          Agreement. The Company Parties may refuse to allow copies or abstracts to be made of any formula design plans for machinery or equipment, or any plans or details as to manufacturing or chemical processes, and the like; provided that representatives of KVI shall be allowed access to such things for inspections, in order to satisfy themselves that such things exist and are substantially as represented to KVI.

     4.6 Stand-Still Agreement. Other than those potential acquisitions which have previously been disclosed to KVI, the Company Parties agree not to solicit from any third party an offer or expression of interest in or with respect to any acquisition, combination or similar transaction involving Company, or substantially all of its assets or securities (whether outstanding or authorized but unissued) and further agree that they will promptly inform KVI of the existence of any such unsolicited offer or expression of interest.

     4.7 Release and Indemnification of Officers, Directors and Shareholders of KVI. The Company and the Company Parties hereby release and waive all claims against the current officers, directors and shareholders of KVI and hereby agree to indemnify such officers, directors and shareholders (including attorney's fees and costs) from any and all claims, litigation, adversary proceedings or any other matter whatsoever.

ARTICLE  V

COVENANTS  OF  KVI

KVI covenants and agrees that, prior to the Effective Date:

     5.1 Effectuation of this Agreement. KVI will use its best efforts to cause this Agreement to become effective, and all transactions herein contemplated to be consummated, in accordance with their terms, to obtain all required consents and authorization of third parties, to make all filings and give all notices to those regulatory authorities or other third parties which may be necessary or reasonably required in order to effect the transactions contemplated in this Agreement and to comply with all federal and state securities laws and other laws as may be applicable to the contemplated transactions.

     5.2  Conduct.

          (a) KVI will not (i) permit or do or cause to be done anything which KVI has represented in Article I not to have been done, except as otherwise permitted in this Agreement, or consented to by Company in advance and in writing; (ii) make or permit any amendment to KVI Articles of Incorporation or bylaws, other than those matters included in Exhibit "B" hereto; (iii) cause or permit to be declared or paid any dividend, stock split, combination (reverse split) or other recapitalization or distribution in respect of KVI's capital stock, other than as disclosed in the aforesaid Proxy documents; (iv) to KVI's best ability, permit or cause the waiver of the provisions of any statute of limitations applicable to the levy or assessment of any federal, state, municipal or foreign taxes payable by KVI.

          (b) To the best of its ability KVI will: (I) maintain its books, accounts and records as now being maintained, on a consistent basis; (ii) comply with and not violate any law, rule, necessary to preserve the charter issued by the State of Delaware, including timely filing of corporate reports and current payment of all taxes now and hereafter due and owing.

     5.3 Access. KVI agrees that it will allow Company's directors, officers, accountants, attorneys and other representative full access, during normal business hours throughout the term or applicability of this Agreement, to all information whatever concerning its affairs as the Company Parties may reasonably request. All information provided shall be furnished strictly subject to the confidentiality provisions of Agreement.

ARTICLE  VI

GENERAL  PROVISIONS

     6.1 Further Assurances. At any time, and from time to time after the date of this Agreement, each and every party hereto shall execute such additional instruments and take such other and further action as may be reasonably requested by any other party to carry out the intent and purpose of this Agreement.

     6.2 Waiver. Any failure on the part of any party hereunder to comply with any of their obligations, agreements or conditions may be waived in writing by the party to whom such compliance is owed; however, waiver on one occasion does not operate to effectuate a waiver on any other occasion.

     6.3 Headings; Counterparts. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     6.4 Survival of Representations, Warranties and Covenants. All of the representations, warranties, covenants and agreements of the parties contained herein shall survive the date and execution of this Agreement.

     6.5 Legal Counsel. The parties hereby acknowledge that they have had an opportunity to obtain legal counsel in respect of all matters leading to, and including the transaction evidenced hereby.

     6.6 Simultaneous Closing. KVI, the Company and the Shareholders specifically acknowledge and represent that the closing was, in effect simultaneously completed with KVI, the Company and all Shareholders at the Time of Closing of this Agreement.

     6.7 Amendment and Modification; Binding Effect. The parties hereto may amend, modify and supplement this Agreement only in writing, dated and signed by all parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and legal representatives.

     6.8 Entire Agreement. This instrument and the exhibits attached hereto contain the entire agreement of the parties hereto with respect to the exchange of the Company's Stock for KVI Stock, and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof. Any reference herein to this Agreement shall be deemed to include the exhibits attached hereto.

     6.9 Notices. Any notice, request, information or other document to be given hereunder to any of the parties by any other party shall be in writing and shall be given by hand delivery, certified or registered U.S. mail or a private courier service which provides evidence of receipt as part of its service, as follows:

          (a) If to a Shareholder, individually to such Shareholder, addressed respectively as follows:

                    Calypso  Wireless,  Inc.
                    5979  NW  151  Street
                    Miami  Lakes,  Florida  33014

          (b)  If  to  KVI,  addressed  to:

                    Kleer-Vu  Industries,  Inc.
                    601  Hanson  Road
                    Kemah,  Texas  77565

     Any party may change the address to which notices hereunder are to be sent by giving written notice to all other parties of such change as herein provided. Any notice given hereunder shall be deemed given on the date of hand delivery, deposit with the U. S. Postal Service or delivery to a courier service, as appropriate.

     6.10 Severability. If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to applicable law or, if it cannot be so amended without materially altering the intention of the parties, it will be deemed stricken and the remainder of the Agreement will remain in full force and effect.

     6.11 Use of Certain Terms. The term "Shareholder" shall also include all predecessors of a Shareholder and businesses acquired by or merged with those of any Shareholder.

     6.12 Governing Law. This Agreement shall be governed by and construed in accordance with laws of the State of Texas applicable to contracts made and to be performed therein. Jurisdiction and venue over any disputes arising under this Agreement shall be in Orange County or the Eastern District of Texas.

     6.13 Agreement for Alternative Dispute Resolution Options. The parties understand, stipulate and agree that should any misunderstanding, dispute, discrepancy, disagreement or controversy arise between the parties involving the construction, application, facilitation or consummation of any of the terms, covenants, conditions or arrangements of this Agreement, they shall first undertake, endeavor and participate, in good faith, to resolve such disputes by non-judicial settlement through alternative dispute resolution methods, including mediation, and if not successful then arbitration, by and through mutually agreed selection of a mediation or arbitration entity. Such alternative dispute resolution methods, either through mediation or arbitration, shall first be attempted in good faith and if unsuccessful then only after a formal mutual determination in writing that such alternative dispute resolution methods have been unsuccessful, may either of the parties then resort to judicial litigation in a court of competent jurisdiction. Nothing in this provision shall be construed to be a waiver by either party of its respective right to seek immediate relief, including injunctive relief, from a court of law.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed to be effective October 4, 2002.


          "PURCHASERS"                                     "COMPANY"

     KLEER-VU  INDUSTRIES,  INC.                    CALYPSO  WIRELESS,  INC.

     ---------------------------                    ----------------------------
     Authorized Signature                           Authorized  Signature

     ---------------------------                    ----------------------------
     Typed/Printed Name                             Typed/Printed  Name

     ---------------------------                    ----------------------------
     Position/Title                                 Position/Title


Signed this 19th day of October, 2002.

By:  /s/ Patrick  Lannen                           By:  /s/ Carlos H. Mendoza
------------------------                              --------------------------
         Patrick Lannen,                                    Carlos H. Mendoza,
         President and Chief Executive Officer              President